EXHIBIT 99.4

Report of Management on Compliance with

Specified Servicing Requirements

October 22, 2004

The management of Fleet Bank (RI), National Association, a wholly owned subsidiary of Bank of America Corporation (the "Company"), is responsible for complying with Sections 3.01(a), 3.01(b), 3.01(c), 3.01(e), 3.01(f), 3.02, 3.04, 3.05, 3.06, 3.09, and 3.10, Article IV and Section 8.08 (the "Specified Servicing Requirements") of the Amended and Restated Pooling and Servicing Agreement dated and effective as of December 1, 1993, as amended and restated as of January 1, 2002, and further amended by Amendment Number 1 dated as of April 1, 2002 among Fleet Bank (RI), National Association, as Servicer (the "Servicer"), Fleet Credit Card Funding Trust, as Transferor, and Deutsche Bank Trust Company Americas, as Trustee, on behalf of the Certificateholders of Fleet Credit Card Master Trust II, relating to various series of Fixed and Floating Rate Asset-Backed Certificates issued or outstanding during the twelve months ending September 30, 2004.

Management has performed an evaluation of the Servicer's compliance with the Specified Servicing Requirements and based on this evaluation, management believes that the Servicer has complied with the Specified Servicing Requirements during the twelve months ended September 30, 2004.

/s/ GREG HOBBY

Greg Hobby
Senior Vice President

/s/ JEFFREY S. LIPSON

Jeffrey S. Lipson
Senior Vice President

/s/ ELIZABETH S. BUIE

Elizabeth S. Buie
Senior Vice President

/s/ JOHN S. FIORAVANTI

John S. Fioravanti
Senior Vice President

Fleet Credit Card Master Trust II Exhibit 99.4

EXHIBIT 99.4

Report of Management on Internal Control over

the Servicing of Securitized Credit Card Receivables

March 18, 2005

The management of Bank of America, National Association (USA) (the "Company"), successor-in-interest to Fleet Bank (RI), National Association, a wholly owned subsidiary of Bank of America Corporation, is responsible for maintaining an effective system of internal control over servicing of accounts and over safeguarding of assets against unauthorized acquisition, use or disposition in compliance with Fleet Credit Card Master Trust II Amended and Restated Pooling and Servicing Agreement dated and effective as of December 1, 1993, as amended and restated as of January 1, 2002, and as further amended by Amendment Number 1 dated as of April 1, 2002 ("the Agreement"), among the Company, as Servicer (the "Servicer"), Fleet Credit Card Funding Trust, as Transferor, and Deutsche Bank Trust Company Americas, as Trustee. The system contains monitoring mechanisms, with actions taken to correct identified deficiencies. Even an effective internal control system, no matter how well designed, has inherent limitations, including the possibility of human error and the circumvention or overriding of controls, and therefore, can provide only reasonable assurance with respect to the servicing of accounts and the safeguarding of assets against unauthorized acquisition, use or disposition in compliance with the Agreement. Further, because of changes in conditions, the effectiveness of an internal control system may vary over time.

Management has assessed its internal control system over servicing of accounts and over safeguarding of assets in compliance with the Agreement as of December 31, 2004. This assessment was based on criteria for effective internal control established described in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, insofar as such criteria related to servicing of accounts and safeguarding of assets in compliance with the Agreement. Based on this assessment, management believes that the Company maintained an effective system of internal control over servicing of accounts and over safeguarding of assets against unauthorized acquisition, use or disposition in compliance with the Agreement as of December 31, 2004.

/s/ GREG HOBBY

Greg Hobby
Senior Vice President

/s/ JOSEPH PALERMO

Joseph Palermo
Senior Vice President

/s/ ELIZABETH BUIE

Elizabeth Buie
Senior Vice President